Exhibit A
                                                                   Page 1 of 3

                               OHIO EDISON COMPANY
                     Consolidated Balance Sheet (Unaudited)
                               As of June 30, 2004
                     --------------------------------------
                                 (In Thousands)


Assets

Utility Plant:
    In service                                                     $  5,328,231
    Less--Accumulated provision for depreciation                      2,645,772
                                                                    -----------
                                                                      2,682,459
    Construction work in progress                                       165,507
                                                                    -----------
                                                                      2,847,966
                                                                    -----------

Investments:
    Investment in lease obligation bonds                                370,183
    Nuclear plant decommissioning trusts                                399,519
    Long-term notes receivable from associated companies                208,742
    Others                                                               53,971
                                                                    -----------
                                                                      1,032,415
                                                                    -----------

Current Assets:
    Cash and cash equivalents                                             1,664
    Certificates of deposit                                             277,763
    Receivables:
      Customers                                                         275,038
      Associated companies                                              372,453
      Other                                                              22,574
    Notes receivable from associated companies                          257,563
    Materials and supplies                                               85,679
    Prepayments and other                                                20,904
                                                                    -----------
                                                                      1,313,638
                                                                    -----------

Deferred Charges:
    Regulatory assets                                                 1,275,435
    Property taxes                                                       59,279
    Unamortized sale and leaseback costs                                 62,937
    Other                                                                65,722
                                                                    -----------
                                                                      1,463,373
                                                                    -----------

         Total Assets                                              $  6,657,392
                                                                    ===========

                                                                   Exhibit A
                                                                   Page 2 of 3

                               OHIO EDISON COMPANY
                     Consolidated Balance Sheet (Unaudited)
                               As of June 30, 2004
                     --------------------------------------
                                 (In Thousands)


Liabilities and Capitalization

Capitalization:
    Common stockholder's equity                                    $  2,576,620
    Preferred stock not subject to mandatory redemption                  60,965
    Preferred stock of consolidated subsidiary not
      subject to mandatory redemption                                    39,105
    Long-term debt and other long-term obligations                    1,000,114
                                                                    -----------
                                                                      3,676,804
                                                                    -----------

Current Liabilities:
    Currently payable long-term debt                                    559,640
    Short-term borrowings
      Associated companies                                               33,537
      Other                                                              71,524
    Accounts payable:
      Associated companies                                              177,281
      Other                                                               8,175
    Accrued taxes                                                       217,891
    Accrued interest                                                     18,604
    Other                                                                64,550
                                                                    -----------
                                                                      1,151,202
                                                                    -----------

Noncurrent Liabilities:
    Accumulated deferred income taxes                                   790,711
    Accumulated deferred investment tax credits                          69,507
    Asset retirement obligation                                         328,243
    Retirement benefits                                                 349,058
    Other                                                               291,867
                                                                    -----------
                                                                      1,829,386
                                                                    -----------


         Total Liabilities and Capitalization                      $  6,657,392
                                                                    ===========


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                                                                    Exhibit A
                                                                    Page 3 of 3

                               OHIO EDISON COMPANY
                  Consolidated Statement of Income (Unaudited)
                   For the Twelve Months Ended June 30, 2004
                  -------------------------------------------
                                 (In Thousands)


Operating Revenues                                                  $ 2,971,023

Operating Expenses and Taxes:
     Fuel and purchased power                                         1,000,190
     Other operating expenses                                           715,048
     Provision for depreciation and amortization                        453,884
     General taxes                                                      165,470
     Income taxes                                                       266,260
                                                                     ----------
         Total expenses                                               2,600,852
                                                                     ----------

Operating Income                                                        370,171

Other Income                                                             72,223

Net interest charges:
     Interest expense                                                    91,809
     Allowance from borrowed funds used during construction              (6,545)
     Subsidiaries' preferred stock dividends                              3,187
                                                                     ----------
       Net interest charges                                              88,451
                                                                     ----------

Net Income                                                              353,943

Preferred Stock Dividend Requirements                                     2,634
                                                                     ----------

Earnings on Common Stock                                            $   351,309
                                                                     ==========